SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Delaware Pooled Trust
(Name of Registrant as Specified In Its Charter)

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November 14, 2011

Dear Shareholder:

I am writing to clarify and update the information we recently sent you in a Proxy Statement for The International Equity Portfolio (the “Fund”) of Delaware Pooled Trust (the “Trust”) in connection with the shareholder meeting to be held on November 21, 2011.  The Proxy Statement describes, among other things, the factors that your Board of Trustees considered at a meeting held on July 28, 2011 that led them to approve a new sub-advisory agreement among Delaware Management Company (“DMC”), the Fund’s investment adviser, on behalf of the Trust and the Fund, and Mondrian Investment Partners Limited (“Mondrian”) (the “New Sub-Advisory Agreement”).  The Board also recommended that shareholders vote “For” approval of the New Sub-Advisory Agreement.

The following information updates and supersedes the section of the Proxy Statement entitled “Investment Performance” under the discussion of “Board considerations in approving the New Sub-Advisory Agreement.”  At the Board meeting held on July 28, 2011, the Board considered, among other things, reports prepared by Lipper Inc. (“Lipper”).  The Lipper reports showed the investment performance of the Fund’s shares in comparison to all retail and institutional international large cap value funds selected by Lipper as being similar to the Fund (the “Performance Universe”).  The  highest/best  performing  25%  of  funds  in  the  Performance  Universe  made up  the  first quartile,  and  the poorest/worst performing 25% of funds in the Performance Universe made up the fourth quartile.  Comparative annualized performance for the Fund was shown for the past one-, three-, five- and ten-year periods, as applicable, ended March 31, 2011.  The Board’s objective is that the Fund’s performance for the periods considered be at or above the median of its Performance Universe.

The Lipper report comparison reviewed by the Board at the July 28 meeting showed that, as of March 31, 2011, the Fund’s total return for the five- and ten-year periods was in the first quartile of its Performance Universe, and for the one- and three-year periods was in the third and second quartiles, respectively, of its Performance Universe.  The Board was satisfied with the Fund’s performance.

I am pleased to report that by June 30, 2011, Lipper had ranked the Fund in the first quartile for the three-, five- and ten-year periods, although the Fund remained in the third quartile for the one-year period.  By September 30, 2011, however, the Fund ranked in the first quartile for all four periods.

We hope you will follow the Board’s recommendation and vote “For” the approval of the New Sub-Advisory Agreement.  If you have already voted, thank you very much for your participation.  If you have not voted yet, there is still time to show your support for the Fund in advance of its scheduled shareholder meeting on November 21.

Voting is quick and easy. Everything you need is enclosed. To cast your vote, simply complete the proxy card enclosed in this package. Be sure to sign the proxy card before mailing it in the postage-paid envelope. You may also vote your shares by touch-tone telephone or through the Internet. Simply call the toll-free number or visit the website indicated on your proxy card, enter the control number found on the card, and follow the recorded or online instructions.

If you have any questions before you vote, or would like another copy of the Fund’s proxy statement or its most recent shareholder report, please call Delaware Investments at 800-231-8002. We’ll be glad to help you get your vote in quickly.  Thank you for your participation in this important initiative.

Sincerely,

/s/ Patrick P. Coyne
Patrick P. Coyne
Chairman, President, and Chief Executive Officer